Exhibit 99.1
Press Release

AVIS BUDGET GROUP COMPLETES $700 MILLION
ASSET-BACKED BOND OFFERING AND RENEWS CONDUIT FACILITY

Transactions Will Reduce Vehicle-Backed Borrowing Costs in 2011

PARSIPPANY, N.J., October 28, 2010 - Avis Budget Group, Inc. (NYSE: CAR) announced today that its Avis Budget Rental Car Funding (AESOP) LLC subsidiary has completed an offering of $700 million of asset-backed bonds with a weighted average interest rate of 3.2%, the Company’s lowest rate on a new ABS bond offering since 2003.

The Company also announced that it has renewed its asset-backed bank conduit facility, expanding its borrowing capacity by $100 million, to $2.05 billion, and replacing half of the 364-day facility with a two-year facility.  The renewal will reduce the Company’s borrowing rate under the maturing facility by nearly 100 basis points and provides for a meaningful increase in the loan-to-value ratio, or advance rate.

“We are pleased by the strong interest in our asset-backed securities and to have renewed our conduit facility at significantly reduced borrowing spreads,” said David B. Wyshner, Avis Budget Group Executive Vice President and Chief Financial Officer.  “The asset-backed bonds and renewed conduit facility allow us to achieve three key objectives – they extend our debt maturities, they give us the capacity to fund our domestic car rental fleet in 2011, and they lower our borrowing costs.”

The asset-backed debt offering is comprised of $500 million of five-year bonds and $200 million of three-year bonds.  The proceeds of the offering are expected to be used to refinance maturing ABS debt with a blended borrowing rate of approximately 5.3%, at a similar advance rate of more than 75%.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended June 30, 2010, including under headings such as "Forward-Looking Statements", “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time.  Except to the extent required by applicable federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Additional Information
The Series 2010-4 and Series 2010-5 asset-backed bonds have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Series 2010-4 and Series 2010-5 asset-backed bonds, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

About Avis Budget Group, Inc.
Avis Budget Group is a leading provider of vehicle rental services, with operations in more than 70 countries.  Through its Avis and Budget brands, the Company is a leading vehicle rental company in each of North America, Australia, New Zealand and certain other regions.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 21,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Media Contact                                                                                     Investor Contact
John Barrows                                                                                      Neal Goldner
(973) 496-7865                                                                                     (973) 496-5086
PR@avisbudget.com                                                                         IR@avisbudget.com

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